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                                                                     EXHIBIT 4.4

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
                          2005 STOCK COMPENSATION PLAN


         Advanced Technology Industries, Inc., a corporation organized under the laws of the State of Delaware, hereby adopts this 2005 Stock Compensation Plan.


                                 PURPOSE OF PLAN

         The purpose of this 2005 Stock Compensation Plan is to advance the interests of Advanced Technology Industries, Inc. by allowing Advanced Technology Industries, Inc. to compensate employees and certain consultants who have provided bona fide services to Advanced Technology Industries, Inc. through the award of Common Stock (as defined below).

                          TERMS AND CONDITIONS OF PLAN
                          ----------------------------

         1.       DEFINITIONS.
                  ------------
                  Set forth below are definitions of capitalized terms which are generally used throughout this Plan, or references to provisions containing such definitions (capitalized terms whose use is limited to specific provisions are not referenced in this Section):

                  (a) AFFILIATE - The term "Affiliate" is defined as any person controlling the Company, controlled by the Company, or under common control with the Company.

                  (b) AWARD - The term "Award" is collectively and severally defined as any Options or Award Shares granted under this Plan.

                  (c) AWARD SHARES - The term "Award Shares" is defined as shares of Common Stock granted by the Plan Committee in accordance with SECTION 6 of this Plan.

                  (d) BOARD - The term "Board" is defined as the Board of Directors of the Company, as such body may be reconstituted from time to time.

                  (e) COMMON STOCK - The term "Common Stock" is defined as the Company's common stock, par value
$0.0001.

                  (f) COMPANY - The term "Company" is defined as Advanced Technology Industries, Inc.

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                  (g) CONSULTANT - The term "Consultant" is defined as any
Person who is or was a consultant to the Company or an Affiliate who provides or provided bona fide consulting services to the Company or the Affiliate.

                   (h) COVERED TRANSACTION - The term "Covered Transaction" is defined as any of (i) a consolidation or merger in which the Company is not the surviving corporation, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company.

                  (i) DISPOSED - The term "Disposed" (or the equivalent terms "Disposition" or "Dispose") is defined as any transfer or alienation of an Award which would directly or indirectly change the legal or beneficial ownership thereof, whether voluntary or by operation of law, or with or without the payment or provision of consideration, including, by way of example and not limitation: (i) the sale, assignment, bequest or gift of the Award; (ii) any transaction that creates or grants an option, warrant, or right to obtain an interest in the Award; (iii) any transaction that creates a form of joint ownership in the Award between the Recipient and one or more other Persons; (iv) any Disposition of the Award to a creditor of the Recipient, including the hypothecation, encumbrance or pledge of the Award or any interest therein, or the attachment or imposition of a lien by a creditor of the Recipient on the Award or any interest therein which is not released within thirty (30) days after the imposition thereof; (v) any distribution by a Recipient which is an entity to its stockholders, partners, co-venturers or members, as the case may be, or (vi) any distribution by a Recipient which is a fiduciary such as a trustee or custodian to its settlors or beneficiaries.

                  (j) ELIGIBLE PERSON - The term "Eligible Person" means Consultants and Employees.

                  (k) EMPLOYEE - The term "Employee" is defined as any person who is employed by the Company or an Affiliate.

                  (l) FAIR MARKET VALUE - The term "Fair Market Value" means the fair market value as of the applicable valuation date of the Option Shares, Award Shares, or other shares of Common Stock, as the case may be, to be valued (the "SUBJECT SHARES"), determined in accordance with the following principles:

                           (i) If the Common Stock is traded on a stock exchange on the date in question, then the Fair Market Value of the Subject Shares will be equal to the closing bid price of Common Stock on the principal exchange on which the Common Stock is then trading, or, if Common Stock is not traded on such date, then on the next preceding trading day during which a sale occurred;

                           (ii) If the Common Stock is traded over-the-counter on the Nasdaq National Market System on the date in question, then the Fair Market Value of the Subject Shares will equal (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the mean between the closing representative bid and asked price (in all other cases) for the Common Stock on such date as reported by Nasdaq or such successor quotation system;

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                           (iii) If the Common Stock is traded over-the-counter
         on Nasdaq (other than on the Nasdaq National Market System) on the date in question, then the Fair Market Value of the Subject Shares will equal the mean between the closing representative bid and asked price (in all other cases) for the Common Stock on such date as reported by Nasdaq;

                           (iv) If the Common Stock is not publicly traded on an exchange and is not quoted on Nasdaq or a successor quotation system, then the Fair Market Value of the Subject Shares shall be determined by the Board acting in good faith on such basis as it deems appropriate;

                           (v) If the Subject Shares are unregistered securities (and thus are considered "restricted stock" within the meaning of Section 144 of the Securities Act), or if the Subject Shares are subject to conditions, risk of forfeiture, or repurchase rights or rights of first refusal which impair its value including, without limitation, those conditions more particularly described in SECTION 7 of this Plan, then the Fair Market Value of the Subject Shares shall be subject to such discount to reflect such impairments to value as the Plan Committee may, in its sole discretion and without obligation to do so, determine to be appropriate; and

                           (vi) Anything in SUBSECTIONS (i) through (v) above to the contrary, in no circumstances shall the Fair Market Value of the Subject Shares be less than its par value.

                  (m) ISSUED SHARES - The term "Issued Shares" is defined as shares of Common Stock issued pursuant to the terms of this Plan.

                  (n) OPTION - The term "Option" is defined as an option to purchase Common Stock granted by the Plan Committee pursuant to the terms of this Plan and, in particular, the terms of SECTION 5 of this Plan.

                  (o) OPTION PRICE - The term "Option Price" is defined in
SECTION 5(b) of this Plan.

                  (p) OPTION SHARES - The term "Option Shares" is defined as the shares of Common Stock which an Option entitles the holder thereof to purchase.

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                  (q) PERSON - The term "Person" is defined, in its broadest sense, as any individual, entity or fiduciary such as, by way of example and not limitation, individual or natural persons, corporations, partnerships (limited or general), joint-ventures, associations, limited liability companies/partnerships, or fiduciary arrangements, such as trusts.

                  (r) PLAN - The term "Plan" is defined as this 2005 Stock Compensation Plan.

                  (s) PLAN COMMITTEE - The term "Plan Committee" is defined as that Committee appointed by the Board to administer and interpret this Plan as more particularly described in SECTION 3 of this Plan; PROVIDED, HOWEVER, that the term Plan Committee will refer to the Board during such times as no Plan Committee is appointed by the Board.

                  (t) RESTRICTED SHARES - The term "Restricted Shares" is defined as Option Shares or Award Shares, as the case may be, that are subject to restrictions as more particularly set forth in SECTION 7 of this Plan.

                  (u) RECIPIENT - The term "Recipient" is defined as any Eligible Person who, at a particular time, receives the grant of an Award.

                  (v) SECURITIES ACT - The term "Securities Act" is defined as the Securities Act of 1933, as amended (references herein to Sections of the Securities Act are intended to refer to Sections of the Securities Act as enacted at the time of the adoption of this Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Securities Act resulting from recodification, renumbering or otherwise).

         2.       TERM OF PLAN.
                  -------------
                  This Plan shall be effective as of such time and date as this Plan is adopted by the Board, and this Plan shall terminate on the first business day prior to the ten (10) year anniversary of the date this Plan became effective. No grants of Options shall be made under this Plan before the date this Plan becomes effective or after the date this Plan terminates; PROVIDED, HOWEVER, that (i) all Awards granted pursuant to this Plan prior to the effective date of this Plan shall not be affected by the termination of this Plan and (ii) all other provisions of this Plan shall remain in effect until the terms of all outstanding Awards have been satisfied or terminated in accordance with this Plan and the terms of such Awards.

         3.       PLAN ADMINISTRATION.
                  --------------------
                  (a) PLAN COMMITTEE.

                           (i) This Plan shall be administered and interpreted by a committee consisting of two (2) or more members of the Board.

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                           (ii) Members of the Plan Committee may resign at any
         time by delivering written notice to the Board. Vacancies in the Plan Committee shall be filled by the Board. The Plan Committee shall act by a majority of its members in office. The Plan Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Plan Committee.

                           (iii) If the Board, in its discretion, does not appoint a Plan Committee, the Board itself will administer and interpret this Plan and take such other actions as the Plan Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Certificate of Incorporation and bylaws of the Company generally.

                  (b) ELIGIBILITY OF PLAN COMMITTEE MEMBERS TO RECEIVE AWARDS. While serving on the Plan Committee, such members shall not be eligible for selection as Eligible Persons to whom an Award may be granted under this Plan.

                  (c) POWER TO MAKE AWARDS. The Plan Committee shall have the full and final authority in its sole discretion, at any time and from time-to-time, subject only to the express terms, conditions and other provisions of the Certificate of Incorporation of the Company and this Plan, and the specific limitations on such discretion set forth herein, to:

                           (i) Designate the Eligible Persons or classes of Eligible Persons eligible to receive Awards from among the Eligible Persons;

                           (ii) Grant Awards to such selected Eligible Persons or classes of Eligible Persons in such form and amount (subject to the terms of this Plan) as the Plan Committee shall determine;

                           (iii) Impose such limitations, restrictions and conditions upon any Award as the Plan Committee shall deem appropriate and necessary including, without limitation, the term of Options and any vesting conditions attached thereto, and any vesting and repurchase conditions described in SECTIONS 5 or 7 of this Plan placed upon grants of Option Shares or Restricted Shares;

                           (iv) Interpret this Plan, adopt, amend and rescind rules and regulations relating to this Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of this Plan; and

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                           (v) Delegate all or a portion of its authority under
         subsections (i) through (iii) of this SECTION 3(c) to one or more directors of the Company who are executive officers of the Company, subject to such restrictions and limitations (such as the aggregate number of shares of Common Stock that may be awarded) as the Plan Committee may decide to impose on such delegate directors.

                  In determining the recipient, form and amount of Awards, the Plan Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

                  (d) INTERPRETATION OF PLAN. The Plan Committee shall, in its sole and absolute discretion, interpret and determine the effect of all matters and questions relating to this Plan. The interpretations and determinations of the Plan Committee under this Plan (including without limitation determinations pertaining to the eligibility of Persons to receive Awards, the form, amount and timing of Awards, the methods of payment for Awards, the restrictions and conditions placed upon Awards, and the other terms and provisions of Awards and the certificates or agreements evidencing same) need not be uniform and may be made by the Plan Committee selectively among Persons who receive, or are eligible to receive, Awards under this Plan, whether or not such Persons are similarly situated. All actions taken and all interpretations and determinations made under this Plan in good faith by the Plan Committee shall be final and binding upon the Recipient, the Company, and all other interested Persons. No member of the Plan Committee shall be personally liable for any action taken or decision made in good faith relating to this Plan, and all members of the Plan Committee shall be fully protected and indemnified to the fullest extent permitted under applicable law by the Company in respect to any such action, determination, or interpretation.

                  (e) COMPENSATION; ADVISORS. Members of the Plan Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Plan Committee in connection with the administration of this Plan shall be borne by the Company. The Plan Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other Persons, at the cost of the Company. The Plan Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons.

         4.       STOCK POOL.
                  -----------
                  (a) MAXIMUM NUMBER OF SHARES AUTHORIZED UNDER PLAN. Shares of stock which may be issued or granted under this Plan shall be authorized and unissued or treasury shares of Common Stock. The aggregate maximum number of shares of Common Stock which may be issued in exercise of Options or as a grant of Award Shares, as the case may be, shall not exceed Five Million (5,000,000) shares of Common Stock (the "Stock Pool"); PROVIDED, HOWEVER, that such number shall be increased by the following:

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                           (i) Any shares of Common Stock tendered by a
         Recipient as payment for Option Shares or Award Shares;

                           (ii) Any rights to shares of Common Stock surrendered by a Recipient as payment for Option Shares or Award Shares;

                           (iii) Any shares of Common Stock subject to an Option which for any reason is terminated unexercised or expires; and

                           (iv) Any Restricted Shares which are granted as Option Shares or Award Shares, and are subsequently forfeited by the holders thereof.

                  (b) CALCULATING SHARES AVAILABLE FOR AWARDS. For purposes of calculating the maximum number of shares of Common Stock in the Stock Pool which may be issued under the Plan, the following rules shall apply:

                           (i) When Options are exercised, and when cash is used as full payment for shares issued upon exercise of such Options, all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted;

                           (ii) When Options are exercised, and when shares of Common Stock are used as full or partial payment for shares issued upon exercise of such Options, if permitted by the Plan Committee, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted; and

                           (iii) When Award Shares are granted and the Plan Committee elects to require payment with respect to such grant, and when shares of Common Stock are used as full or partial payment for the grant of such shares, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted.

                  (c) DATE OF AWARD. The date an Award is granted shall mean the date selected by the Plan Committee as of which the Plan Committee allots a specific number of shares to a Recipient with respect to such Award pursuant to this Plan.

         5.       OPTIONS (TO PURCHASE OPTION SHARES).
                  ------------------------------------
                 (a) GRANT. The Plan Committee may from time to time, and subject to the provisions of this Plan and such other terms and conditions as the Plan Committee may prescribe, grant to any Eligible Person one or more options to purchase for cash or shares of Common Stock the number of shares of Common Stock ("OPTIONS") allotted by the Plan Committee; PROVIDED, HOWEVER, no Option shall be granted to any Eligible Person who is a member of the Plan Committee. The grant of an Option shall be evidenced by either a written agreement or a written option certificate separate from such agreement, executed by the Company and the Recipient, stating the number of shares of Common Stock subject to the Option, and stating all terms and conditions of such Option.

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                  (b) OPTION PRICE. The purchase price per Option Share
deliverable upon the exercise of an Option (the "OPTION PRICE") shall be such price as may be determined by the Plan Committee.

                  (c) OPTION TERM; EXPIRATION. The term of each Option shall commence at the grant date for such Option as determined by the Plan Committee, and shall expire, unless an earlier expiration date is expressly provided in the underlying agreement or separate option certificate, on the first business day prior to the ten (10) year anniversary of the date of grant thereof.

                  (d) EXERCISE DATE. Unless a later exercise date is expressly provided in the underlying agreement or option certificate, each Option shall become exercisable on the date of its grant as determined by the Plan Committee. No Option shall be exercisable after the expiration of its applicable term. Subject to the foregoing, each Option shall be exercisable in whole or in part during its applicable term unless expressly provided otherwise in the underlying agreement or option certificate.

                  (e) VESTING PROVISIONS. The Plan Committee may, in its sole discretion, subject Options granted to Recipients to such vesting conditions pertaining to continued provision of consulting services to, or employment with, the Company or any Affiliate or the attainment of goals as the Plan Committee, in its sole discretion, determines are appropriate. If no vesting is expressly provided in the underlying agreement or separate option certificate, the Option Shares shall be deemed fully vested upon date of grant.

                  (f) MANNER OF EXERCISE AND PAYMENT. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery of all of the following to the Secretary of the Company at his or her office at the Company prior to the time when such Option or such portion becomes unexercisable under this SECTION 5:

                           (i) Notice in writing signed by the Recipient or other Person then entitled to exercise the Option or portion thereof stating that such Option or portion is exercised, such notice complying with the procedures set forth in the applicable agreement or option certificate which governs the exercise of the Option, and any other applicable rules established by the Plan Committee.

                           (ii) Full payment for the shares with respect to which such Option or portion is thereby exercised as follows (or any combination of the following):

                                    (1) In good funds (in U.S. dollars) by cash
                           or by check; and/or

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                                    (2) If expressly permitted in the underlying
                           agreement or option certificate, or otherwise consented to by the Plan Committee in writing:

                                             (A) Shares of Common Stock owned by
                                    the Recipient duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Option Price of the Option Shares with respect to which the Option or portion is thereby exercised;

                                             (B) The surrender or relinquishment
                                    of rights to acquire Common Stock owned by the Recipient with a Fair Market Value on the date of delivery equal to the aggregate Option Price of the Option Shares with respect to which the Option or portion is thereby exercised; or

                                             (C) A full recourse promissory note
                                    bearing interest and payable upon such terms as may be prescribed by the Plan Committee. The Plan Committee may also prescribe the form of such note and the security to be given for such note.

                           (iii) Such representations and documents as the Plan Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Plan Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars.

                           (iv) In the event that the Option or portion thereof shall be exercised by any Person other than the Recipient, appropriate proof of the right of such Person or Persons to exercise the Option or portion thereof.

                  (g) NON-ASSIGNABILITY. Except as expressly provided in the underlying agreement or option certificate, Options may not be Disposed by the Recipient, nor exercised by any Person other than the Recipient, without the prior written consent of the Plan Committee, which consent the Plan Committee may withhold in its sole and absolute discretion, and such Options shall, upon the Disposition or exercise of such Option without the Plan Committee 's prior written consent, terminate and be null and void AB INITIO and of no further force and effect.

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                  (h) NO STOCKHOLDER RIGHTS. The Recipient shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to the Option Shares unless and until all conditions for exercise of the Option and the issuance of certificates for the Option Shares shall be satisfied, at which time the Recipient shall become a stockholder of the Company with respect to the Option Shares and as such shall thereafter be fully entitled to receive dividends (if any are declared and paid), to vote and to exercise all other rights of a stockholder with respect to the Option Shares.

         6.       AWARD SHARES.
                  -------------
                  (a) GRANT. The Plan Committee may from time to time, and subject to the provision of this Plan and such other terms and conditions as the Plan Committee may prescribe, grant to any Eligible Person one or more shares of Common Stock ("AWARD SHARES") allotted by the Plan Committee. The grant of Award Shares or grant of the right to receive Award Shares shall be evidenced by a written agreement confirming such grant, executed by the Company and the Recipient, stating the number of Award Shares granted and stating all terms and conditions of such grant.

                  (b) PURCHASE PRICE AND MANNER OF PAYMENT. The Plan Committee, in its sole discretion, may grant Award Shares in any of the following instances:

                           (i) as a "bonus" or "reward" for services previously rendered and compensated, in which case the Recipient shall not be required to pay any consideration for such Award Shares, and the value of such Award Shares shall be the Fair Market Value of such Award Shares on the date of grant;

                           (ii) as "compensation" for the previous performance or future performance of services or attainment of goals, in which case the Recipient shall not be required to pay any consideration for such Award Shares (other than the performance of Recipient's services), and the value of such Award Shares received shall be the Fair -Market Value of such Award Shares on the date of grant; or

                           (iii) in consideration for the payment of a purchase price for such Award Shares in an amount established by the Plan Committee.

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         7.       RESTRICTED SHARES.
                  ------------------
                  (a) VESTING CONDITIONS; FORFEITURE OF UNVESTED SHARES. The Plan Committee may subject or condition the grant of Issued Shares (hereinafter referred to as "RESTRICTED SHARES") to such vesting conditions based upon continued provision of services or attainment of goals subsequent to such grant of Restricted Shares as the Plan Committee, in its sole discretion, may deem appropriate. In the event the Recipient does not satisfy such vesting conditions, the Company may require the Recipient to forfeit such unvested Restricted Shares. All vesting conditions imposed on the grant of Restricted Shares shall be set forth in a written agreement, executed by the Company and the Recipient on or before the time of the grant of such Restricted Shares, stating the number of said Restricted Shares subject to such conditions and further specifying the vesting conditions. If no vesting conditions are expressly provided in the underlying agreement, the Issued Shares shall not be deemed to be Restricted Shares, and will not be required to be forfeited. Any grant of Restricted Shares shall be subject to the following limitations:

                           (i) In no case shall the Recipient be required to forfeit any vested Restricted Shares; and

                           (ii) In the event of the forfeiture of any unvested Restricted Shares, the Company shall pay to the Recipient with respect to all of such unvested Restricted Shares an amount equal to not less than the original purchase price, if any, paid by the Recipient for such unvested Restricted Shares.

                  (b) RESTRICTIVE LEGEND. Until such time as all conditions placed upon Restricted Shares lapse, the Plan Committee may place a restrictive legend on the share certificate representing such Restricted Shares which evidences said restrictions in such form and subject to such stop instructions as the Plan Committee shall deem appropriate. The conditions shall similarly apply to any new, additional or different securities the Recipient may become entitled to receive with respect to such Restricted Shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company. The Plan Committee shall also have the right, should it elect to do so, to require the Recipient to deposit the share certificate for the Restricted Shares with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer, until such time as the conditions lapse. The Company shall remove the legend with respect to any Restricted Shares which become vested.

                  (c) STOCKHOLDER RIGHTS. The Recipient of Restricted Shares shall have all rights or privileges of a stockholder of the Company with respect to the Restricted Shares notwithstanding the terms of this SECTION 7 (with the exception of SUBSECTION (d) hereof) and, as such, shall be fully entitled to receive dividends (if any are declared and paid), to vote and to exercise all other rights of a stockholder with respect to the Restricted Shares.

                  (d) NON-ASSIGNABILITY. Except as expressly provided in the underlying agreement, unvested Restricted Shares may not be Disposed by the Recipient without the prior written consent of the Plan Committee, which consent the Plan Committee may withhold in its sole and absolute discretion, and such purported Disposition shall be null and void AB INITIO and of no force and effect.

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         8.       ADJUSTMENTS.
                  ------------

                  (a) SUBDIVISION OR STOCK DIVIDEND. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Plan Committee will make appropriate adjustments to the maximum number of shares that may be delivered under this Plan under Section 4(a), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

                  (b) COVERED TRANSACTIONS. Except as otherwise provided in this paragraph, in the event of a Covered Transaction and unless otherwise determined by the Plan Committee, the Plan Committee may provide that (i) all outstanding Awards vest and, if relevant, become exercisable immediately prior to the Covered Transaction (and if unexercised upon consummation of such Covered Transaction such Awards are forfeited), (ii) all Awards that are payable in shares of Stock and that have not been exercised, exchanged or converted, as applicable, convert into and represent the right to receive the consideration to be paid in such Covered Transaction for each share of Common Stock into which such Award is exercisable, exchangeable or convertible, less the applicable exercise price or purchase price for such Award, and/or (iii) in connection with any Covered Transaction in which there is an acquiring or surviving entity, Awards are substituted, replaced or assumed by the acquiring or surviving entity or its affiliates, any such substitution, replacement or assumption to be on such terms as the Plan Committee determines.

                  (c) ADJUSTMENTS DETERMINED IN SOLE DISCRETION OF THE PLAN COMMITTEE. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Committee, whose determination in that respect shall be final, binding and conclusive.

                  (d) NO OTHER RIGHTS TO RECIPIENT. Except as expressly provided in this SECTION 8, (i) the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and (ii) the dissolution, liquidation, merger, consolidation, reorganization or sale of assets or stock to another corporation, or any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or the Option Price for, the Award Shares. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

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         9.       PERFORMANCE ON BUSINESS DAY.
                  ----------------------------
                  In the event the date on which a party to this Plan is required to take any action under the terms of this Plan is not a business day, the action shall, unless otherwise provided herein, be deemed to be required to be taken on the next succeeding business day.

         10.      EMPLOYMENT STATUS.
                  ------------------
                  In no event shall the granting of an Award be construed as granting a continued right of a Recipient to be retained or employed by the Company or any Affiliate, nor effect any right which the Company may have to terminate any consulting or employment relationship with such Person.

         11.      AMENDMENT AND DISCONTINUATION OF PLAN; MODIFICATION OF AWARDS.
                  --------------------------------------------------------------
                  (a) AMENDMENT, MODIFICATION OR TERMINATION OF PLAN. The Board may amend this Plan or suspend or discontinue this Plan at any time or from time-to-time; PROVIDED, HOWEVER no such action may adversely alter or impair any Award previously granted under this Plan without the consent of each Recipient affected thereby.

                  (b) MODIFICATION OF TERMS OF OUTSTANDING OPTIONS. Subject to the terms and conditions and within the limitations of this Plan, the Plan Committee may modify, extend or renew outstanding Options granted under this Plan, including vesting conditions, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any outstanding Option may, without the consent of the Recipient affected thereby, adversely alter or impair such Recipients rights under such Option.

                  (c) MODIFICATION OF RESTRICTED SHARE VESTING CONDITIONS. Subject to the terms and conditions and within the limitations of this Plan, including vesting conditions, the Plan Committee may modify the conditions placed upon the grant of any Restricted Shares, PROVIDED, HOWEVER, no modification of any conditions placed upon Restricted Shares may, without the consent of the Recipient thereof, adversely alter or impair such Recipient's rights with respect to such Restricted Shares.

                  (d) COMPLIANCE WITH LAWS. The Plan Committee may at any time or from time-to-time, without receiving further consideration from any Person who may become entitled to receive or who has received the grant of an Award hereunder, modify or amend Awards granted under this Plan as required to: (i) comport with changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or Awards thereunder or to comply with stock exchange rules or requirements and/or (ii) ensure that


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

this Plan is and remains or shall become exempt from the application of any participation, vesting, benefit accrual, funding, fiduciary, reporting, disclosure, administration or enforcement requirement of either the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the corresponding provisions of the Internal Revenue Code of 1986, as amended; PROVIDED, HOWEVER, no such modification may, without the consent of the holder thereof, adversely alter or impair his or her rights with respect to such Award Shares.

         13.      WITHHOLDING TAXES.
                  ------------------
                  As a condition of the grant of any Award and/or exercise of any Option, as the case may be, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements incident to such grant or exercise; PROVIDED, HOWEVER, whenever the Company is delivering any shares of Common Stock the Company may, in its sole discretion, but without obligation to do so, issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy any withholding tax requirements incident to such issuance or transfer. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

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